EXHIBIT 32.2

Certification Pursuant To
18 USC. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes/Oxley Act of 2002
In connection with the Quarterly Report of Haemonetics Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Burke, Executive Vice President, Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
8/7/2018

/s/ William Burke
William Burke,
Executive Vice President, Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Haemonetics and will be retained by Haemonetics and furnished to the Securities and Exchange Commission or its staff upon request.